EXHIBIT 99.2

Segment and Category Revenues

(Unaudited)

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Segment Revenues:
Network Solutions	$155,543	$138,549	$299,140	$262,432
Services & Support	29,130	24,152	55,812	42,473
Total	$184,673	$162,701	$354,952	$304,905

Category Revenues:
Access & Aggregation	$138,639	$102,232	$258,782	$196,087
Customer Devices	33,833	40,876	70,101	73,229
Traditional & Other Products	12,201	19,593	26,069	35,589
Total	$184,673	$162,701	$354,952	$304,905

Sales by Geographic Region:
United States	$146,715	$133,620	$265,977	$249,968
International	37,958	29,081	88,975	54,937
Total	$184,673	$162,701	$354,952	$304,905